Exhibit 99.1

FINAL TRANSCRIPT

RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Event Date/Time: Feb. 24. 2011 / 2:00PM GMT

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q42010 Sturm Ruger Earnings Conference Call

CORPORATE PARTICIPANTS

Mike Fifer
Sturm, Ruger & Co., Inc. - CEO

Kevin Reid
Sturm, Ruger & Co., Inc. - General Counsel

CONFERENCE CALL PARTICIPANTS

Bret Jordan
Avondale Partners - Analyst

Jim Barrett
C.L. King & Associates - Analyst

Brian Rafn
Morgan Dempsey Capital Management - Analyst

William Ha
Boehm Craft Partners - Analyst

Joe Lind
DDJ Capital Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the fourth quarter and the year-end 2010 Sturm, Ruger earnings conference call. My name is [Alicia]. And I'll be your operator for today. At this time, all participants are in listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions.) As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today, Mr. Mike Fifer, CEO. Please proceed, sir.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Welcome to the Sturm, Ruger & Company year-end conference call. We'd like to start with the traditional reading of the cautionary statement on forward-looking statements by Kevin Reid, our General Counsel. And then I'll give you a quick overview of 2010, including the fourth quarter. And then we can get right into questions. Kevin?

Kevin Reid - Sturm, Ruger & Co., Inc. - General Counsel

Thanks, Mike. I want to remind everyone -- we want to remind everyone that statements made in the course of this presentation that state the Company's or Management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's reports on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the first, second and third quarters of 2010. Copies of these documents may be obtained through the Company, at our website at www.ruger.com or through the SEC. Furthermore, Management disclaims all responsibility to update forward-looking statements. Mike?

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Thank you, Kevin. We are pleased with our financial performance in 2010. Net sales were $255 million and earnings were $1.48 per share, compared with net sales of $271 million and earnings of $1.44 per share in 2009. For the fourth quarter of 2010, net sales were $64 million and earnings were $0.30 per share. For the fourth quarter of 2009, net sales were $64 million and earnings were $0.31 per share.

New product development continues to be our top priority. In 2010, we launched several new products including the SR9c compact pistol, the LCR-357 revolver and the SR40 striker-fired pistol. And in January of 2011, we launched our newest product, the LC9 pistol. New product introductions remain a strong driver of demand and represented $62 million or 25% of sales in 2010.

Just a quick reminder, we define new products as those that were introduced in the past two years. And it's only significant new products, not minor extensions or caliber changes.

We have a number of new products in development, some of which I look forward to introducing to you throughout 2011. Driven by these innovative new products, demand for our product line remains strong, as estimated sell-through of our products from the independent distributors to retailers in 2010 increased by approximately 2% from 2009, which we all know was a wonderful year that benefited from the post-election surge. This annual growth exceeds the 1% decline in National Instant Criminal Background Checks. And these are the adjusted NICS numbers.

A quick technical point -- as of December 31, 2010, we started reporting adjusted NICS data derived by the National Shooting Sports Foundation, NSSF. The NSSF team tracks out NICS purpose code permit checks used by several states such as Kentucky and Utah for concealed carry permit application checks, as well as checks on active concealed carry permit databases.

While NICS checks are not a direct correlation of firearm sales, we believe that the NSSF adjusted NICS data provides a more accurate picture of the current market conditions than the raw NICS data provided by the FBI that we've previously used.

In the third and early fourth quarter of 2010, demand from our independent distributors was lagging as an abundance of caution and conservatism seemed to exacerbate the normal seasonality. However, bookings started to improve in mid November and increased substantially in December, allowing for a significant surge in shipments late in the quarter as we were able to fulfill these orders.

Speaking of the distributor shows, the early feedback we have received indicates that the retail orders at these shows have been stronger than expected. This could be a very positive sign for 2011, but the sell-through of these products from retailers to consumers will be the key indicator of the firearm market strength in 2011. We'll be keeping an eye on that throughout the year.

In 2010, we continued to establish the production rate of each of our product families based on the estimated sell-through from the distributors to the retailers. We tempered production of certain product families in 2011 to avoid building finished goods inventory levels throughout the channel too quickly. As a result, our units production decreased 3% in 2010, and our finished goods inventory increased by only 3,500 units, which is roughly one day's production.

Our balance sheet at December 31, 2010 remained very strong. Our cash, cash equivalents and short-term investments totaled $58 million at the end of the year, and our pre-LIFO working capital of $109 million left a LIFO reserve of $37 million, resulting in a working capital of $72 million and a current ratio of 3.1-to-1. We have no debt, and our $25 million line of credit remains unused.

At December 31, 2010, stockholders' equity was $115 million, which equates to a book value of $6.08 per share, of which $3.06 per share was cash and equivalents.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

One additional note on our balance sheet -- our accounts receivable balance at December 31, 2010 increased $6.5 million from December 31, 2009. This increase in accounts receivable resulted from the aforementioned unusually strong shipments in December 2010 in advance of our distributor show season. No extension of payment terms was made for any of these sales. These receivables have since been collected, and our current accounts receivable aging remains healthy.

Two thousand and ten was another great year in terms of cash flow as $32 million of cash was generated from operations. We reinvested $19 million of that back into the Company in the form of capital expenditures for equipment and tooling related to new products, capacity expansion of certain product families and maintenance and upgrades of older manufacturing equipment. We expect to invest approximately $15 million for capital expenditures during 2011.

In 2010, we returned $12 million to our shareholders by paying $6.3 million in dividends and repurchasing 412,000 shares of our common stock at an average price of $13.83 per share for a total repurchase of $5.7 million. In January 2011, we repurchased an additional 133,400 shares of our common stock at an average price of $14.98 per share.

Let me summarize our stock repurchase program since its inception in mid September of 2006. Since then, we have repurchased a total of $8.4 million shares, or 31% of the then-outstanding shares since September 2006 for a total of $63 million, resulting in an average repurchase price of $7.50 per share.

Yesterday, we announced a dividend of $0.05 per share for the fourth quarter for shareholders of record as of March 11, 2011 and payable on March 25, 2011. This $0.05 quarterly dividend was based on a percentage of operating profit after adjustment for certain items. This is the same approach we have used every quarter since we started in early 2009. Under this approach, the per-share amount of the quarterly dividend fluctuates with certain operating results of the Company.

To summarize 2010 -- one, sales and earnings were strong. Two, demand growth for our products in 2010 remained slightly ahead of the adjusted NICS checks. Three, new products continued to fuel our sales growth and profitability and accounted for about 25% of our sales. Four, our December 31st balance sheet remained robust, with $58 million of cash and equivalents and no debt. That's over $3.00 per share of cash. And five, we returned $12 million to our shareholders through dividend payments and share repurchases.

Those were the highlights of 2010. And now I'd like to respond to your questions. Operator, may we please have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator instructions.) Bret Jordan, Avondale Partners.

Bret Jordan - Avondale Partners - Analyst

Good morning. A couple of quick questions, and I guess one on the acquisition pipeline. Clearly, the cash is there and you've been talking in the last year or so about expanding the business. Could you give us any color on anything out valuation-wise or any progress on that front?

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Bret, I'd say that there are no acquisitions at a stage that I think will either move the needle if we get them. We are looking at a couple of little small things that are just opportunistic product line extensions. But there's nothing that will move the needle on the immediate horizon.

Bret Jordan - Avondale Partners - Analyst

Okay. Last quarter you were talking a little bit about seeing some overhand in the marketplace, maybe lightly used tactical product that was for sale competing with the new product. Could you give us any color as to what you see pressure on either competitors reducing pricing or competitive used product in the marketplace and how the channel looks there?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Throughout the summer, we saw I would say seasonally low and maybe even lower-than-average orders from distributors. And that's what caused me to throttle back our production. And at the same time, we saw NICS checks just galloping along as though nothing had happened. So we did some sort of research by sending our sales guys out into the retailers and asking about used guns. And they came back and told us that used gun sales were very robust. And that's what we figured was really driving sales through the summer. And during the summer, I believe we were probably losing some market share. But from everything I could tell, we were more likely to be losing market share to used gun sales than we were to our competitors with new product. But by the end of the year, things had really picked back up again.

So I think used guns were a big factor throughout the summer. I'm not sure they're as big a factor now. But I don't have any hard statistical data to back that up.

Bret Jordan - Avondale Partners - Analyst

Okay. And one last question -- I guess January had a very strong -- FBI has reported -- NICS number. Have you seen any color or any thoughts on the retail market in the very recent past here?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

One of the metrics we have during the month of January is the orders placed for Ruger product by retailers when they go to the independent distributor show. And we get a measure of that typically by the end of the month. And year over year, we're up. But I just want to put a little caution into that. Retailers loading up is not an unknown phenomenon. And sometimes they're right and it starts out a wonderful year. And sometimes they're wrong and now they've got a lot of slow-moving inventory and it gets really grim. So I think we need a few more months to see whether this big load-up actually sells through. If it does, we're going to have a wonderful year. But if things stall out on the consumer end, it'll exacerbate the normal summer slowdown.

Bret Jordan - Avondale Partners - Analyst

Great. Thank you.

Operator

Jim Barrett, C.L. King & Associates.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Jim Barrett - C.L. King & Associates - Analyst

Good morning, everyone. Mike, speaking about the big load-up by retailers currently, can you tell us how broad-based that is between handguns and long guns? And is there any factors that you can attribute the renewed level of interest by retailers to?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I think that retailers were fairly cautious with their inventory levels. And one of the reasons I say that is, in my opinion, the distributors always overreact. So if the retailers are bullish, then the distributors are extremely bullish. And if the retailers are cautious, then all of the distributors climb into a cave and stop communicating and stop ordering. And I think because of the way the distributors behaved, I think the retailers were fairly cautious in the latter part of last year on their inventories. And they managed to work them down. They managed to pay off all the stuff they had out there. And so, I think they came into January show season in a really very clean situation.

The year before, they were drowning modern sporting rifles. And I don't think that was true this January. I think they had kind of really clean inventories. They had clean balance sheets by and large. And they were in a position to come back and restock their stores. And I think that's what we saw.

And based on the NICS checks, it looks like the consumer is still out there purchasing. So it could be very good news. But I still want to be cautious and let's get through Q1 and see how the NICS holds up.

Jim Barrett - C.L. King & Associates - Analyst

And then, secondly, could you just discuss the general topic of pricing? Have you taken price going into 2011? Is there a need to? And on a related point, how should we look at your average sales price given how you see NICS developing over the course of the year?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

We always take a price increase. And it's usually not across the entire product line. We kind of look at -- there are some mature products that you sell a certain quantity of, no matter what the price is. So we can give them a healthy price increase. There are some products that are extremely competitive and we try hard not to do much. I would say that the weighted average price increase this year was only about 1%. Some years it's a little higher. But it was probably only about 1% this year.

I think you asked about the mix between handguns and long guns. And we've seen a shift in the five years I've been with the business where we were -- probably a little more than half our volume was long guns. I don't have any hard statistics at my fingertips here. But I'm guessing that substantially more than half of the unit sales are handguns now. I don't know if it's as high as two-thirds. But it's definitely more than 50%. And that's probably, I'm sure, industry wide that there's more interest in handguns for self defense. So that category remains very strong and probably drives sales for everybody in the business.

Jim Barrett - C.L. King & Associates - Analyst

Okay. Well, thank you very much.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Thanks.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Operator

Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

A question for you, Mike. You had talked about in your production line that you were going to put together, I believe you called it six mini mills.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I think you're probably talking about the foundry.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

For the foundries, then. Excuse me. Six foundries?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, our thought process was rather than having one relatively large foundry that seems to be insensitive to volume, that we would go down a path of developing mini mills so we could turn off entire chunks of capacity and reduce costs that way. And we could fluctuate with volume. And we are well on our way towards completing our first mini mill, which should be up and running, I think, late in second quarter. And we'll run it through the summer and fall and try to determine as quickly as we can as to whether it really has a genuine savings per unit that flows through it. And, if it does, then we will try as rapidly as possible to start replicating that mini mill.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Are these specifically just in Newport? Or are they in Newport and Prescott?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

All of our foundry work is done in Newport.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

There isn't any done in Prescott now for maybe four years.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Can you talk about the organization of the foundries? Are they by product line? Or long guns versus handguns? Or are they by model? How do you organize them?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

All right, we have one foundry. And it does primarily stainless steel and non-stainless steel alloys. And it was designed to do large batches. And we're doing everything we can to sort of break that strangle hold of large batches and make it more flexible so it can run smaller batches through. And we have done a lot of work on creating a [KanBan] pull system. So the foundry looks at the KanBan. And when it sees an empty one, they do a shop order and build enough units to refill that KanBan only.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

It doesn't matter whether it's rifle or handgun or stainless or alloy. They just look and see what's empty. And they work to refill it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. What are you guys seeing relative to your raw materials feed stocks, be it stainless or [molly]? Or what are you looking at price inflation?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

We've got some pricing locked in for a while. Typically, you can get out as much as six months on a locked-in price. And we're starting to see a lot of pressure. But it's not as much on price as it is on lead time, although that may well be a precursor to price increases. But we are being quoted lead times now that are as much as a year out there.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. What would be your normal lead time, Mike?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

We buy from distributors, basically. Normally, we should just be able to go out and get it. We do have some specialty steels where we're perhaps one of very few users out there. And then, we may have like large lot size. I may have to buy 80,000 pounds of some exotic stainless steel. And that can be a whole year's worth. So that might have a special lead time that you're waiting for a slot in the mill to get that special load filled. But since I'm buying a year's worth at a pop, I've got quite a bit of time to factor that in.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. What -- as you're operating right now, what are you running shift-wise? Are you running two shifts? Three shifts? What's your sense of overtime? Give me a sense of how maybe capacity utilization -- kind of where you are as best you can describe.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I would say in the semiautomatic, center-fire, long guns I have lots and lots and lots of capacity. And I'm barely running them. And that's probably reflective of most manufacturers of those products in the industry. That's just a slow segment. On the other extreme, if you look at my newly released LC9, it'll be a year before I have enough capacity to make that thing. And that we're probably running now 23 hours a day.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Your sense -- and I've asked this question before -- your lean manufacturer's sense -- I'll -- if you go back and look at the last several years -- and there's always certainly modifications, updates, there's always something to do -- where would you be, Mike, in that process from the day you kind of started? Would you be 50% done? 75% done? 30% done? Give me a sense where you are on the timeline.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

4%.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Say that again.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

4% -- single digit.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Single digits. Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I've been admonished by our lean experts that we're nowhere near as far along as I thought. And then we got a -- we got the (inaudible) in to do an audit of our Newport factory. And they came back with a lot of very constructive criticisms. And I'm starting to believe my guys who say we're still only 3% or 4% along in the journey.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. As you look at new product launches, you guys have put a lot of time into that. When you look at where you have been the last few years, is your sense that your cycle time product development from engineering design, the prototyping to building inventory, are you compressing that at all? Or is that always for the last 3 or 4 years kind of the same? Have you made any advances?

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

No.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

What --

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Designing guns is amazingly difficult. And no matter what the computer tells you the parts will do --

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

When you have a high-intensity explosion in a microsecond in a confined space, sometimes the metal does things that the computer can't anticipate.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right. Sure. What would you say that from concept to inventory to be able to ship and deliver? Is a gun design a 2-year cycle? Is it for you guys a 3 or 5 or what? Is it months or is it years?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I would say it's probably 2 years, which is best translated as 1 year longer than whatever the engineer's telling me.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

(Laughter.) Okay. Relative to your -- you quoted your net adjustment on the NICS figures. What -- if I'm looking at an FBI number of 14,409,616, the net adjusted with permits and all of the things you net out, how much drastically does that number change?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I don't think I can -- I've got that at my fingertips to look up very quickly. But you guys can all get those adjusted nix numbers from NSSF. They E-mail them out like the day after the FBI gets them out.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Oh, okay.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

They'd be happy to share them with you. In some states, there's very little difference. But there's a few states, one in particular, I think, reruns everybody's background check every single year. I think that's Kentucky. So in a state like that, the adjustment is enormous. But nationally, I don't know how significant it is. I don't think it's all that significant nationally. But it just gets the number a little bit tighter and a little more meaningful. But contact the guys at NSSF, and they'll be happy to put you on their E-mail list and shoot that stuff right out to you.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay, it sounds good. You talked about mix. Historically, Ruger's been a long gun, rifle, shotgun. Now, obviously, the mix is more towards pistols and revolvers. As you develop new product, Mike, is there a sense that you're going to maintain that shift toward handguns? Or are you going to try to rebalance the long gun side?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I'm actually driving the teams according to the economic opportunity. So we've got folks working in every product category there are teams. But I'm moving resources towards wherever I see the largest opportunity for our shareholders. So I'm not worried about a balance issue or anything like that. It's just wherever the market goes, wherever it looks like there's good opportunity, we're shifting engineers and putting more emphasis on that. At this moment as we sit here, that's defensive-oriented, semiautomatic handguns.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

But that could shift on a dime. And we'll be right after it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Relative to M&A, I'll ask one last one and get back in line. You talked about having an acquisition that's a needle-mover. Is that something that is specifically within the firearms industry? Or are you looking from a broader standpoint in sporting goods in general?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I must not have been clear. What I was saying is we do not have anything on the immediate horizon that would be a needle mover.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right. Correct.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I have one or two little, tiny things that would be barely worth a press release if we actually closed them. But they're just to fill in a little, tiny product gap.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

But I do not have a needle mover.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. I guess from the standpoint when you look at acquisitions, is there any interest in grips or scopes or holsters? I mean, there are a lot of ancillary product other than just firearms versus buying another firearms manufacturer. Is that of little interest to you guys? Or is that -- do those -- are not opportunities available? Or are accessories not a way to grow the top-line revenue?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

We've been talking to a lot of folks in the industry, both firearms and near-related products. We have not gone so far as to talk to the khaki tactical trouser crowd yet.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

And I don't think we're going to go there. Because there's still lots of sort of near-firearm folks to talk to.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right, thanks guys.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Thanks, Brian.

Operator

[William Ha], [Boehm Craft Partners].

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

William Ha - Boehm Craft Partners - Analyst

Hi. Thanks for taking my call. I wanted to know if you could comment a little bit about the shift from the, I guess, what we've seen in terms of ongoing reductions in the distributor and dealer inventories toward sort of this pickup in shipments. Has that been attributed to a shift away from used gun purchases to new gun purchases? Is it attributed to the new products that the Company's gone out with? Or is it just really a function of retailers working their inventory levels down?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Perhaps all of the above, William. It's a little hard for us to tell. I think one of the overriding factors is the normal seasonality. Distributors run these shows in January and a few of them in February. They try to lock up the retailers open to buy as much as possible. Some of them offer quite extended terms. So, for example, if you're a retailer and the guy's giving you terms until October, you're tempted to go ahead and put in many months' worth of product. And if you guess well and you turn that inventory often, that's a wonderful opportunity. If you guess poorly or the market shifts, then you're going into the late summer in a near-panic mode, because you've got a lot of product you owe money on. And it's just sitting on your shelf collecting dust. And some retailers are better than others at that.

And what constantly happens, though, is if the product isn't turning as fast in July as you thought it might in January when you placed the order, you're not ordering any more stuff from the distributor. You already owe him a lot of money. And remember what I said earlier -- distributors always overreact in either direction. So if their orders -- I'm going to make up numbers just for illustrative purpose only -- if their orders are down 10% or 15%, then the distributor's purchases are going to be down 25% or 50%. They always overreact. And then, if they get into the end of the calendar year and hopefully they've collected all of those receivables they put out there 11 months earlier and they start to get ready for their shows, often then they get almost irrationally exuberant.

And this year it was sort of mid November, which was later than normal for them to start placing orders to stock up for their show season. And the orders came a little later than we were used to. I was, frankly, a little bit worried going into mid November. And then they ordered in greater volumes than I would have ever expected. I mean, had I had a good crystal ball, I wouldn't have reduced production as much as I did during the summer. But my crystal ball wasn't that good. And they kind of surprised me with how late they ordered and how much they ordered.

But I can't tell you what drives them. And some of the distributors have phenomenal balance sheets. And some of them are highly leveraged balance sheets. They've been purchased by private equity. And they're probably under a huge amount of pressure to act more like a broker rather than a real wholesale distributor. They like to order at the very last moment and have it just cross dock. And a couple of the guys are more like a traditional distributor. And they usually have healthy inventories. And I've got to tell you, those are the guys that grow the fastest, because they're there when an opportunity strikes. They actually have inventory and can respond. And the ones that are sort of more highly leveraged and trying to behave more like a broker than a distributor, they miss those big opportunities, because I just can't crank up the production that fast. And I'm not willing to carry large amounts of finished goods inventory, because we have this two-step model. And I want the distributors to have it. So if you were a fly on the wall in some of my conversations, they're quite strongly worded with these guys, trying to get them to actually act like distributors and carry inventory.

William Ha - Boehm Craft Partners - Analyst

But I guess based on the shipments -- the recent shipments -- and you mentioned sort of a surge in November and December, have these been more weighted towards the new products that the Company's come out with? Or more dated models?

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Well, I think it's been a very good mix. It's not -- meaning that it's not just new products at all. A lot of our traditional products did very well. For example, 10/22 rifles tend to sell very well during the holiday season, both for holiday gifts, and then also people get gift cards that they then redeem and buy them in the first quarter. So 10/22s were extremely strong. But that's fairly normal. That's a normal seasonal pattern.

William Ha - Boehm Craft Partners - Analyst

Right. And then, in terms of used gun sales, I guess you had mentioned that that explained some of the maybe market share pull away from new sales. Is that -- can you quantify what percentage of the overall industry that makes up?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

No, I certainly can't. I know it's hard to believe because you all cover so many other good industries. But we literally operate in a nearly data-free environment. We've got to go out and pound the streets and talk to these guys. And at best, we can assemble kind of anecdotal data on what the retailers are doing. And usually it's by looking and talking to them as often as we can. But there's no source of good, solid data out there. Or we'd be all over it.

William Ha - Boehm Craft Partners - Analyst

I guess in terms of trends, though, do you feel like the used gun sales have started to abate over the last quarter or two? Or any sense on just sort of changes in patterns or anything like that?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I can tell you that new gun sales from the manufacturer to the distributor are way up. And I suspect that's backed up by those things selling through the retailers. But I cannot tell you what's going on at the retail counter.

William Ha - Boehm Craft Partners - Analyst

Okay. And just one last question. Can you give us a sense for what cash taxes will look like next year?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I'm assuming they'll be about 36% of earnings.

William Ha - Boehm Craft Partners - Analyst

Okay, very good. Thank you very much.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Our taxes are very boring. They've been 38% for year after year after year. We don't have any clever off-shore tactics or anything else to fold them. And because we've got this new benefit on capital expenditures, kind of quick depreciation for tax purposes now, now they're down to about 36%. But they're pretty predictable.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

William Ha - Boehm Craft Partners - Analyst

That's helpful. Thank you very much.

Operator

Bret Jordan, Avondale Partners.

Bret Jordan - Avondale Partners - Analyst

A quick question. It seems like the recent hunting license data we've seen shows a reversal of the decline. It sounds like '09 had some decent growth in hunting license sales. Do you see anything in that category -- the firearms that are generally attached to hunting as opposed to defense improving trend? Or anything meaningful there?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

No. I think the long-term trend probably is still a decline. Or at best, some years might be flat. But long-term there are fewer places to hunt. It gets harder to hunt. If each hunter doesn't bring some new folks into the field and introduce them, it gets lost. If it skips a generation, it never restarts in a family.

Bret Jordan - Avondale Partners - Analyst

Okay. And I guess one question -- the guys who told you you're 4% into lean, did they tell you how many points of margin you're going to pick up when you get the other 96%?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

No. They're not the typical consultants that tell you on that stuff.

Bret Jordan - Avondale Partners - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Listen, as far as lean goes, I know all of you want to know how we're doing and what the opportunity is there. The best way to look at a company's lean performance is to study their inventory turns. I would say that a company can fool you with different metrics for a quarter or 2 or 3. But over the long haul, if you watch their inventory turns, they can't fool you. And if you've got a company that's starting to head up towards the double-digit inventory turns, they are a lean champion. If a company, like we did, sort of progresses from a 1 turn to 3.5 and then stalls out for a while, they've got a lot of work ahead of them.

Bret Jordan - Avondale Partners - Analyst

Okay, thanks.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Operator

(Operator instructions.) Jim Barrett, C.L. King & Associates.

Jim Barrett - C.L. King & Associates - Analyst

Mike, a question on your engineer hiring -- have you allocated any engineering resources to competing for the orders that are outstanding from the military?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

One point of clarification -- there are no orders outstanding from the military. And, in fact, there are no RFPs. There is the belief that there will be an RFP coming for uppers -- replacement uppers. And there is some discussion that maybe in the fall there will be an RFP for new handguns, although not many people believe the Army will actually follow-up with that one in any great seriousness. So I think there may be a draft RFP out now for the carbine. And we're not putting a lot of effort into that one, because I'm not sure, A, how seriously to take it and, B, what the real opportunity is

Now, what we are talking about doing is going ahead and instituting ISO certification in our Newport, New Hampshire factory. It's something we haven't needed and think we have very good quality there. But unless you have the high-end documentation to back it up, then the military isn't much interested. So at this point, I think we will expend a little effort getting in ISO so that we are better prepared should a real opportunity come along.

Jim Barrett - C.L. King & Associates - Analyst

So it sounds like the opportunity that you see would be to -- if there was an RFP for handguns, whether it be 9 months from now or 19 months from now.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I think we would probably be better suited to compete on the carbine or the upper replacements than we are with a handgun. I don't think we have anything in our portfolio that really fits what the military is looking for in a handgun. We're probably pretty weak in the larger calibers like 45. And many of us think the military will try to move towards a larger caliber than 9-mm. But nobody knows that. And I really think that a handgun RFP won't come out before this fall. And that's just (inaudible) before anything actually gets done.

Jim Barrett - C.L. King & Associates - Analyst

Okay. On a separate subject, I recall you mentioning at the annual meeting -- and I'm paraphrasing -- that 15% operating margins was sort of a standard level of profitability for a good manufacturing company. Is that still an expectation as it relates to Ruger? Or given your recent performance, do you think that may be too conservative?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I would like to think, based on what we've done recently, that we could reach beyond 15%. But I think that's going to be tied more to how good we do on new product introductions. They really drive it. They tend to be more profitable, more in demand. And if we can keep a good stream of new products coming, then maybe we can exceed 15% on a long, multiyear basis. But my career experience has shown me that American manufacturing companies, especially ones that cut metal and assemble products, if they can do 15% a year on average for 10 years, they stand in the top 32% of all companies.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Jim Barrett - C.L. King & Associates - Analyst

Okay, that's fair. And then lastly, anecdotally, whether it be your sales people, distributors, retailers -- was the recent shooting incident in Tucson and the commentary from the NRA that President Obama might be coming out with some sort of speech on some sort of gun control -- has that stirred gun owners and prospective gun owners to go visit the stores? Or is that just a non-issue from what you can see anecdotally?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I believe it's closer to a non-issue. We have not seen anything we could attribute to that.

Jim Barrett - C.L. King & Associates - Analyst

Okay. And then finally, last but not least on a related point, in a more general sense, is the resurgence in gun sales -- does it appear that women are still entering the category and that new gun owners are still entering the category? Or anecdotally are your sources telling you that it's really existing gun owners adding to their collections?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

No. New people are still entering. There's still -- permit classes are still full. That part's still robust. We're still getting new folks.

Jim Barrett - C.L. King & Associates - Analyst

Okay. Thanks again.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Thanks, Jim.

Operator

Joe Lind, DDJ Capital.

Joe Lind - DDJ Capital Management - Analyst

Hi. Thanks for taking my question. I was just wondering, what level of cash and investments would you consider enough and that might -- beyond that, you might contribute back to shareholders.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

I think we're well in excess of that number today. And it seems -- I believe it's sort of our -- we keep hoping we're going to snare the right acquisition. This has been my major hesitation in doing a special dividend or some other way of returning the cash. But as you can see, we did start a regular dividend. We have been doing some stock repurchases. But I think if I was absolutely convinced there was no acquisition out there, we would go out of our way to return quite a bit of the money. Because it's too much for an ongoing basis. But I've still got my hopes out there. I've still got guys who are trolling. And maybe we can find a decent acquisition.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Remember, if you've followed up for a few quarters, what happened was, during the surge, people had actually absurd valuations on the idea that the surge would last forever. And then, when it sort of tapered off and, in particular, center-fire semiautomatic rifles just collapsed, then for the next 6 months or so, guys still wanted the same price they could've had when it was going really well. They were -- they just couldn't believe it had ended. And we -- I keep hoping that somewhere the lines will cross and people will have rational valuations on their business so it makes sense to do it. What we're seeing right now is a lot of folks have come to the reality that their business is down. And while -- they want to wait another year or two and see it rebound before they sell. So there's a lot of different psychologies at play here.

But so far, the lines haven't crossed and we haven't found the right acquisition. And I still think we can. And we're still looking and working hard at it. So we're not quite ready to give up and send all the money back.

Joe Lind - DDJ Capital Management - Analyst

Thank you.

Operator

Brian Rafn, Morgan Dempsey Capital.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yeah, Mike, (inaudible) you had mentioned and talked a little bit about the US Army relative to a new pistol. Historically, Ruger's been a firearms manufacturer for sportsmen, collectors, that as you look forward, do sales to more of an institutional, be it police or military or foreign military -- is that an area that you would look to compete in? You mentioned the ISO 9000 certification. Or is that not a primary or a focus?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

It's not a primary focus. But we'll look at each one that comes along. And if we have products that are appropriate for it, we're going to try to put ourselves in a position to compete and see if we can make it through one or two rounds in the process and see how far along we can get. But, for example, as I look at like a next generation handgun development, I'm not going to drive that development based on what the military might want, because it's sort of a 1 in 10 chance if maybe someday you might get some of it versus having that focused at what the commercial market would like, which is a certainty. If I can get a lot of consumers excited about my product, they're going to buy it. Whereas I might get some Colonel excited about my product, and I still don't have a chance of buying it because there's politics and everything else involved, not just may the best gun win.

And remember, too, that particularly with law enforcement, but I suspect to some degree with the military, it's not a great opportunity to make a lot of money. It's a great opportunity to build up a brand and market recognition and all that, but at a healthy cost. I don't think most folks selling to LE today are making a dime.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay, so it's a little poorer margin business. Give me a sense from the standpoint -- I think you mentioned $15 million in CapEx for 2011. How much of that is maintenance? And are you guys going to be using the accelerated depreciation? Is that stimulating any of your thoughts in CapEx for 2011?

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

None of our CapEx decisions are based on taxes at all. I could care less. I just don't think that's the right way to make those decisions. What we are doing is, in the more mature product lines, I'm kind of cutting off their CapEx for expansion or equipment replacement. And we're just sort of focused more on maintenance. And we're driving more and more of our CapEx towards new products.

Now remember, we went through a multiyear phase of replacing a lot of old equipment in Newport, New Hampshire. I think we moved out 47 tractor trailer loads of basically junk. And we spent years replacing that. Typically, Newport has gotten more of our CapEx dollars than Prescott. But as you've noticed, more and more of the new products that are driving sales are coming from Prescott. And so, they're getting a larger and larger share of our CapEx dollars.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then, could you just kind of talk -- you had that door building that you guys were -- is that completely demolished? Is that done? Or are you kind of -- what's the construction on that? Or the destruction?

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

That was done about a year ago.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

So we're completely finished doing whatever we were doing there.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Thank you.

Operator

There are no further questions at this time. This does conclude the question-and-answer portion of the call.

Mike Fifer - Sturm, Ruger & Co., Inc. - CEO

Thank you very much, folks. And I hope you'll all come to our annual meeting. I believe it's on Wednesday, April 27th. And I look forward to seeing you then and talking more about the Company with you.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect. Have a great day.

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FINAL TRANSCRIPT
Feb. 24. 2011 / 2:00PM, RGR - Q4 2010 Sturm Ruger Earnings Conference Call

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